Exhibit 8.1

                        List of significant subsidiaries

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
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Name                            Domicile                              Currency     held by     % held
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
IsoTis OrthoBiologics, Inc.     Irvine, California, United States     US$          IsoTis SA   100.00%
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IsoTis NV                       Bilthoven, The Netherlands            Euro         IsoTis SA    99.86%
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IsoTis TE Facility BV           Bilthoven, The Netherlands            Euro         IsoTis NV    99.86%
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Episource SA                    Lausanne, Switzerland                 CHF          IsoTis SA   100.00%
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